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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Contact:
Gregory A. Marsh
Vice President & CFO
AmeriPath, Inc.
561-712-6211
Email: invrel@ameripath.com




         AmeriPath Gets Stockholder Approval and Closes Merger with Amy
                               Acquisition Corp.


RIVIERA BEACH, FLORIDA, MARCH 27, 2003 -- AmeriPath, Inc. (Nasdaq: PATH) reported that its stockholders, voting at a special meeting today, have approved the company's previously announced merger with Amy Acquisition Corp., an entity formed by Welsh, Carson, Anderson & Stowe, the New York-based private equity firm. AmeriPath is a leading national provider of cancer diagnostics, genomics, and related information services.

With stockholder approval of the merger, the parties today also filed a certificate of merger with the Delaware Secretary of State to consummate the transaction. Under the terms of the merger, each of AmeriPath's approximately
30.6 million outstanding shares of common stock, other than shares held by Welsh Carson, have been converted into the right to receive $21.25 in cash. AmeriPath has appointed American Stock Transfer & Trust Company as the agent for payment of the merger consideration. AmeriPath anticipates that the paying agent will contact stockholders soon with instructions on how to receive payment for the shares. Accordingly, the company's common shares will no longer trade on NASDAQ.

Commenting on the merger, James C. New, Chairman and Chief Executive Officer of AmeriPath, stated, ''We are pleased with the closing of the merger and look forward to working with our new partners at Welsh, Carson, Anderson & Stowe. As we've said before, Welsh Carson's experience and resources will be valuable as the company continues to pursue its strategic objectives.''

''We are enthusiastic about the completion of the merger and the successful bank and bond financings,'' said Paul Queally, general partner, Welsh, Carson, Anderson & Stowe. ''We believe AmeriPath's leadership in the anatomic pathology services market and its strong management team, in combination with sponsorship by Welsh Carson, will enhance AmeriPath's continued delivery of valuable services to physicians, hospitals and other customers.''

In conjunction with the debt financings for the transaction, Amy received approximately $360 million in equity and subordinated debt financing from Welsh Carson and certain other investors, which was used to pay the cash merger consideration, refinance approximately $128 million of indebtedness of AmeriPath, provide a reserve for an estimated $67 million of contingent note obligations and pay transaction expenses, including approximately $3 million in expenses associated with the restructuring of operations in connection with the transaction.


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The statements contained in this press release may include ''forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements - which are sometimes identified by words such as ''may'', ''should'', ''believe'', ''expect'', ''anticipate'', ''estimate'' and similar expressions and which include any financial or operating estimates, forecasts or projections - are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These risks and uncertainties could cause actual results to differ materially from results anticipated by forward-looking statements. Risks and uncertainties relating to the Company's operations include, but are not limited to: the extent of success of the Company's operating initiatives and growth strategies; ability to manage growth; access to capital on satisfactory terms; general economic conditions; terrorism or an escalation of hostilities or war; competition and changes in competitive factors; federal and state healthcare regulation (and compliance); reimbursement rates under government and third party healthcare programs and the payments received under such programs; changes in coding; changes in technology; dependence upon pathologists and customer contracts; the ability to attract, motivate, and retain pathologists; labor, technology and insurance costs; marketing and promotional efforts; the availability of pathology practices in appropriate locations that the Company is able to acquire on suitable terms or develop; and the successful completion and integration of acquisitions (and achievement of planned or expected synergies). The forward-looking statements in this press release are made as of the date hereof based on management's current beliefs and expectations, and the Company undertakes no obligation to update or revise any such statements. Further information regarding risks, uncertainties and other factors that could affect the Company's financial or operating results or that could cause actual results to differ materially from those expected, estimated or anticipated are included in the Company's annual, quarterly, and other reports and filings with the SEC.


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Editor's Note:  This release is also available at http://www.ameripath.com